EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of Municipal Investment Trust Fund,
Insured Series--228, Defined Asset Funds:

We consent to the use in this Registration Statement No. 33-62597 of our opinion dated November 29, 1995, relating to the Statement of Condition of Municipal Investment Trust Fund, Insured Series--228, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.


DELOITTE & TOUCHE LLP
New York, N.Y.
November 29, 1995